UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2017

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LOGICQUEST TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-22711	76-0640970
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5 Independence Way, Suite 300, Princeton, NJ, U.S.A. 08540

(Address of Principal Executive Office) (Zip Code)

852-52389111

(Registrant’s telephone number, including area code)

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 17, 2017 Logicquest Technology, Inc. (“we”, ‘us”, “our”, or the “Company”) entered into a deed of assignment with Logicquest Technology Limited (the “Asssignee”), a British Virgin Islands corporation controlled by our Chief Financial Officer, Cheng Yew Siong.  Pursuant to the deed of assignment, we assigned to the Assignee all worldwide trademark rights and registrations held by our Company in and to the “Metalk” brand and mark for a secure instant messaging application.

The trademarks were originally prosecuted by the Company in contemplation of a business combination pursuant to our Memorandum of Understanding (“MOU”) with the Assignee dated March 31, 2016 (first disclosed in our Current Report on Form 8-K filed July 28, 2016).  However, on October 31, 2016, the MOU expired, and the planned business combination was consequently abandoned. As such, we decided to assign the trademarks to the Assignee.  In consideration of the assignment, the Assignee paid $24,140.08 to our Company in reimbursement of expenses related to the prosecution of the trademarks.

Item 9.01	Financial Statements and Exhibits.

10.1	Deed of Assignment with Logicquest Technology Limited dated August 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGICQUEST TECHNOLOGY INC.

By:	/s/ Ang Woon Han
Ang Woon Han President, Chief Executive Officer, Director

October 27, 2017

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